EXHIBIT 23.2




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statements (on Form S-3 No. 333-53992 and Forms S-8 Nos. 333-43252, 333-79447, 333-69919, 333-32297,
333-12913, 033-92436, 033-92470, 033-85366, 033-66186, 033-54674 and 333-66256)
of our report dated February 22, 2000, with respect to the consolidated financial statements of Ligand Pharmaceuticals, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.




                                                  /S/ERNST & YOUNG LLP
                                                     ERNST & YOUNG LLP

San Diego, California
March 15, 2002